EXHIBIT 10.1

                                                         EXECUTION COPY



                           STOCKHOLDER AGREEMENT


           THIS STOCKHOLDER AGREEMENT (this "Agreement") is dated as of March 22, 1999, among First Data Corporation, a Delaware corporation ("FDC"), FDC Offer Corporation, a Delaware corporation and a direct wholly-owned subsidiary of FDC ("Holdco"), FB Merging Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Holdco ("Merger Sub"), BANK ONE CORPORATION, a Delaware corporation ("Bank One"), and First USA Financial, Inc., a Delaware corporation and wholly-owned subsidiary of Bank One ("First USA").

                            W I T N E S S E T H:

           WHEREAS, concurrently herewith, FDC, Merger Sub and Paymentech, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger, a form of which is appended hereto as Exhibit A (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Merger Sub will be merged into the Company (the "Merger").

           WHEREAS, the Merger Agreement contemplates that Merger Sub will be merged into the Company, upon the terms and subject to the conditions set forth therein, and pursuant to which each of the issued and outstanding shares, par value $.01 per share, of common stock of the Company (the "Company Common Stock") not owned directly or indirectly by Parent, Bank One, the Company or any of their Subsidiaries (including, without limitation, Merger Sub) (other than such shares held by Parent, Bank One, the Company or any of their Subsidiaries in a fiduciary, collateral, custodial or similar capacity which will be converted) will be converted into the right to receive the Merger Consideration;

           WHEREAS, First USA Beneficially Owns (as defined herein) 19,979,081 shares of the Company Common Stock (all such shares so owned and which may hereafter be acquired by First USA prior to the termination of this Agreement, whether by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or otherwise, being referred to herein as the "First USA Shares");

           WHEREAS, the Merger Agreement contemplates that First USA shall, in a tax-free exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), contribute the Company Common Stock owned by it to Holdco and Holdco will make a capital contribution of such Company Common Stock to Merger Sub;

           WHEREAS, contemporaneously with the First USA contribution, FDC shall contribute sufficient cash to pay the aggregate Merger Consideration to Holdco and Holdco will make a capital contribution of such cash to Merger Sub;

           WHEREAS, concurrently herewith, FDC and Bank One are entering into a Contribution Agreement (the "Contribution Agreement"), which provides that following the Merger, FDC and Bank One will, through Holdco, cause substantially all of the assets and liabilities and business of the Company, as the Surviving Corporation, to be contributed to Bank One Payment Services L.L.C., a Delaware limited liability company and an alliance between wholly-owned subsidiaries of FDC and Bank One (the "Alliance"), in exchange for a membership interest in the Alliance;

           WHEREAS, as an inducement and a condition to entering into the Merger Agreement, FDC and Merger Sub have required that each of Bank One and First USA agree, and each of Bank One and First USA has agreed, to enter into this Agreement.

           NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

           1. Agreement to Vote: Restriction on Transfer. Proxies and Non-Interference.

                (a) First USA hereby agrees that during the period commencing on the date hereof and continuing until the termination of this Agreement in accordance with its terms, at any meeting of the holders of the Company Common Stock, however called, or in connection with any written consent of the holders of the Company Common Stock, First USA shall vote (or cause to be voted) the First USA Shares, (i) in favor of adoption of the Merger Agreement and the approval of the Merger, all other transactions contemplated thereby, and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that is intended, or could reasonably be expected, to impede, interfere with, or prevent the Merger or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its subsidiaries under the Merger Agreement or this Agreement; and (iii) except as specifically requested in writing in advance by FDC or as permitted pursuant to the terms of the Merger Agreement, against the following actions (other than the Merger and the transactions contemplated by or required to implement the Merger Agreement, this Agreement and the Contribution Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries or affiliates; (B) a sale, lease, transfer or disposition by the Company or any of its subsidiaries of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries or affiliates; (C)(1) any change in the management of the Company or any of its subsidiaries or in a majority of the persons who constitute the board of directors of the Company or any of its subsidiaries; (2) any change in the present capitalization of the Company or any of its subsidiaries or any amendment of the Company's charter or by-laws or the charter or by-laws of any of its subsidiaries;
 (3) any other material change in the Company's or any of its subsidiaries' corporate structure or business; or (4) any other action that, in the case of each of the matters referred to in clauses (C)(1), (2) or (3), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger or the transactions contemplated by this Agreement, the Contribution Agreement and the Merger Agreement. Neither Bank One nor First USA shall enter into any agreement or understanding with any Person (as defined herein) the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Agreement.

                (b) First USA shall not, directly or indirectly: (i) tender the First USA Shares in any tender offer for the Company Common Stock; (ii) except as contemplated by this Agreement, the Contribution Agreement or the Merger Agreement, otherwise offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the First USA Shares or any interest therein; (iii) grant any proxies or powers of attorney, deposit any First USA Shares into a voting trust or enter into a voting agreement with respect to any First USA Shares; or (iv) take any action that would make any representation or warranty of First USA contained herein that is qualified by materiality untrue or incorrect in any respect or any representation or warranty of First USA contained herein that is not so qualified untrue or incorrect in any material respect or have the effect of preventing or disabling First USA from performing First USA's obligations under this Agreement.

                (c) So long as this Agreement remains in effect, each instrument or certificate evidencing or representing First USA Shares shall bear a legend substantially to the following effect:

           "The shares of Common Stock represented by this certificate are subject to the transfer and other restrictions stated in a Stockholder Agreement dated as of March 22, 1999, a copy of which is on file at the office of the Assistant Secretary of BANK ONE CORPORATION."

                (d) First USA agrees with, and covenants to, FDC that First USA shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the First USA Shares, unless such transfer is made in compliance with this Agreement.

           2. Waiver of Appraisal and Dissenter's Rights. First USA hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that it may have.

           3. Schedule 13e-3. FDC, Holdco, Merger Sub, Bank One and First USA shall, in accordance with the rules and regulations of the SEC, file with the SEC a Rule 13e-3 Transaction Statement (such Rule 13e-3 Transaction Statement, as amended from time to time, the "Rule 13e-3 Transaction Statement"), with respect to the Merger Agreement and the Contribution Agreement, and such parties shall cause to be disseminated the information contained therein to holders of the shares of the Company Common Stock as and to the extent required by the applicable rules and regulations of the SEC. Each of the parties hereto agrees promptly to correct any information provided by it for use in the Rule 13e-3 Transaction Statement if and to the extent that such information shall have become false or misleading in any material respect, and such parties further agree to take all steps necessary to cause the Rule 13e-3 Transaction Statement as so corrected to be filed with the SEC and the information contained in such corrected filing to be disseminated to holders of shares of the Company Common Stock, in each case as and to the extent required by the applicable rules and regulations of the SEC. FDC and its counsel shall be given reasonable opportunity to review and comment on the Rule 13e-3 Transaction Statement prior to its filing with the SEC or dissemination to the stockholders of the Company. Bank One and First USA agree to provide FDC and its counsel any comments Bank One, First USA or their counsel may receive from the SEC or its staff with respect to the Rule 13e-3 Transaction Statement promptly after the receipt of such comments and to cooperate with FDC and its counsel in responding to any such comments. The parties hereto jointly agree to cause the Rule 13e-3 Transaction Statement to comply as to form in all material respects with the requirements of the Exchange Act and to allow the Company to rely upon such agreement to do so.

           4. No Solicitation. (a) Other than with respect to the Excluded Assets, Bank One and its affiliates shall immediately cease existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any business combination with the Company or any of its subsidiaries.

                (b) Bank One and First USA shall not, nor shall they authorize or permit any of their affiliates or any director, officer, employee, financial advisor, attorney or other advisor or representative of any of the foregoing to, directly or indirectly: (i) solicit, initiate or encourage any inquiries or the making or implementation of any Takeover Proposal; (ii) make or implement or participate in the making or implementation of any Takeover Proposal; (other than an agreement conditioned upon the concurrent exercise by the Company, provided that concurrently with the effectiveness of such agreement, the Company exercises the termination right set forth in Section 7.1(e) of the Merger Assignment) (iii) enter into any agreement with respect to or approve or recommend any Takeover Proposal; or (iv) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to the Company or any of its Subsidiaries in connection with, or take any other action that may reasonably be expected to lead to any Takeover Proposal. Notwithstanding the foregoing, nothing in this Section 4(b) shall prohibit any affiliate of Bank One or First USA (i) from providing shareholder or proxy services in the ordinary course of business of such affiliate or (ii) to the extent such affiliate is acting in a fiduciary capacity, from taking actions directed by one or more of the beneficiaries or other legal representatives involved in the fiduciary relationship or as is otherwise required by reason of the fiduciary relationship. Any action taken by the Company or any member of the Board of Directors of the Company in accordance with Section 4.2 of the Merger Agreement shall be deemed not to violate this Section 4.

                (c) If at any time Bank One or any of its affiliates (other than the Company and its Subsidiaries) is approached (without any joint or related approach to the Company or any of its Subsidiaries) by any Person concerning its participation in a transaction involving any of the assets, businesses or securities of the Company or any subsidiary thereof (other than with respect to the Excluded Assets), Bank One will promptly inform FDC of the nature of such contact and the parties thereto and provide a copy of any such written proposal and a summary of any oral proposal (including the material terms and conditions of such proposal) to FDC immediately after receipt thereof. Notwithstanding the foregoing, nothing in this Section 4(c) shall require any affiliate of Bank One to provide any notification referred to in the preceding sentence if (i) such affiliate's participation in such transaction is limited to the provision of shareholder or proxy services in the ordinary course of business of such affiliate or (ii) if such affiliate is acting in a fiduciary capacity and such participation in such transaction is directed by one or more of the beneficiaries or other legal representatives involved in the fiduciary relationship or as is otherwise required by reason of the fiduciary relationship.

           5. Representations and Warranties by Bank One and First USA. Each of Bank One and First USA hereby represents and warrants to FDC, Holdco and Merger Sub as of the date hereof and as of the Closing as follows:

                (a) Ownership of Shares. First USA is the record and Beneficial Owner of the First USA Shares and the First USA Shares constitute all of the shares of the Company Common Stock owned of record by First USA other than Shares Beneficially Owned by First USA or Bank One in a fiduciary, custodial, collateral or similar capacity. First USA owns the First USA Shares free and clear of all liens, claims, charges, security interests, mortgages or other encumbrances, and the First USA Shares are subject to no rights of first refusal, put rights, other rights to purchase or encumber the First USA Shares, or to any agreements other than this Agreement as to the encumbrance or disposition of the First USA Shares. First USA has sole voting power and sole power to issue instruction with respect to the matters set forth in Section 1 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the First USA Shares, with no limitations, qualifications or restrictions on such rights.

                (b) Power; Binding Agreement. Each of Bank One and First USA is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by each of Bank One and First USA, and the consummation of the transactions contemplated hereby, has been or will be duly authorized by all necessary corporate action on the part of Bank One and First USA and no other corporate proceedings on the part of Bank One or First USA or their respective Board of Directors are or will be necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Bank One and First USA and constitutes a valid and binding agreement of each of Bank One and First USA, enforceable against each of Bank One and First USA in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

                (c) No Conflicts. Except for filings, permits, authorizations, consents and approvals as may be required under the HSR Act and the SEC with respect to the Rule 13E-3 Transaction Statement, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Bank One or First USA and the consummation by Bank One and First USA of the transactions agreed to in this Agreement and none of the execution or delivery of this Agreement by Bank One and First USA, the consummation by Bank One and First USA of the transactions agreed to in this Agreement or compliance by Bank One and First USA with any of the provisions hereof shall (i) conflict with, violate, result in a breach of, or constitute a default under the charter or by-laws of Bank One or First USA, (ii) conflict with (A) any Court Order to which Bank One or First USA is a party or by which Bank One or First USA is bound or (B) any Requirements of Law affecting Bank One or First USA, other than for any such conflicts, violations, breaches or defaults that individually or in the aggregate would not have a material adverse effect on Bank One, or
 (iii) conflict with or violate in any material manner or result in any material breach of, or constitute a material default under any material voting agreement, shareholder agreement or voting trust or any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Bank One or First USA is a party or by which Bank One or First USA or, to the best of Bank One's or First USA's knowledge, any of Bank One's or First USA's properties or assets may be bound. This Agreement hereby supersedes all prior agreements to which Bank One or First USA is a party with respect to Bank One's or First USA's Shares.

                (d) No Finder's Fees. No broker, investment banker, financial adviser or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission from First USA or Bank One in connection with the transactions contemplated by the Merger Agreement, this Agreement or the Contribution Agreement based upon arrangements made by or on behalf of Bank One or First USA.

           6.   Representations and Warranties by FDC, Holdco and Merger
 Sub.

                (a) Power; Binding Agreement. Each of FDC, Holdco and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of FDC, Holdco and Merger Sub, and the consummation of the transactions contemplated hereby, has been duly authorized by all necessary corporate action on the part of FDC, Holdco and Merger Sub. This Agreement has been duly and validly executed and delivered by each of FDC, Holdco and Merger Sub and constitutes a valid and binding agreement of each of FDC, Holdco and Merger Sub, enforceable against each of FDC, Holdco and Merger Sub in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

                (b) No Conflicts. Except for filings, permits, authorizations, consents and approvals as may be required under the HSR Act and with the SEC with respect to the Rule 13e-3 Transaction Statement, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by FDC, Holdco or Merger Sub and the consummation by FDC, Holdco and Merger Sub of the transactions contemplated hereby and none of the execution or delivery of this Agreement by FDC, Holdco or Merger Sub, the consummation by FDC, Holdco and Merger Sub of the transactions contemplated hereby or compliance by FDC, Holdco and Merger Sub with any of the provisions hereof shall (i) conflict with, violate, result in a breach of, or constitute a default under the charter or by-laws of FDC, Holdco or Merger Sub, (ii) conflict with (A) any Court Order to which FDC, Holdco or Merger Sub is a party or by which FDC, Holdco or Merger Sub is bound or (B) any Requirements of Law affecting FDC, Holdco or Merger Sub, other than for any such conflicts, violations, breaches or defaults that individually or in the aggregate would not have a material adverse effect on FDC, or (iii) conflict with or violate in any material manner or result in any material breach of, or constitute a material default under any material voting agreement, shareholder agreement, voting trust, note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which FDC, Holdco or Merger Sub is a party or by which FDC, Holdco or Merger Sub or, to the best of FDC's, Holdco's or Merger Sub's knowledge, any of FDC's, Holdco's or Merger Sub's properties or assets may be bound.

                (c) No Finder's Fees. No broker, investment banker, financial adviser or other Person, other than Morgan Stanley Dean Witter & Co., the fees and expenses of which will be paid by FDC, is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of FDC, Holdco or Merger Sub.

           7. Further Assurances. From time to time, at FDC's request and without further consideration, First USA agrees to execute and deliver such additional documents and take such further lawful action as may be necessary or desirable to consummate and make effective, and to cause the Company to consummate and make effective the transactions provided for in this Agreement, it being understood and agreed that First USA shall not be required hereunder to make any payment (other than customary administrative and processing fees and reasonable legal expenses), commence litigation or agree to any material agreements in connection with the foregoing.

           8. Actions Taken Prior to Consummation of the Merger. (a) Each of the parties hereto shall take, or cause to be taken, the actions when and as contemplated by Section 1.1 of the Merger Agreement to be taken by such party; provided, however that the obligation of First USA to contribute shares of Company Common Stock owned by it to Holdco shall be subject to the receipt by First USA of a written opinion of Wachtell, Lipton, Rosen & Katz to the effect that such contribution and the receipt of ownership interests in Holdco by First USA shall constitute a transaction qualifying under Section 351 of the Code. The stockholder agreement relating to the governance of Holdco and the Company described therein will be in the form attached hereto as Exhibit B. The total number of shares of common stock to be issued to FDC and First USA in exchange for their respective contributions to Holdco as contemplated by such Section
 1.1 will be in an amount to be agreed upon between First USA and FDC and will be allocated in the following percentages: (A) to First USA, the percentage (the "First USA Percentage") obtained by dividing (i) the total number of shares of Company Common Stock which are contributed by First USA to Holdco in accordance with Section 1.1 of the Merger Agreement and
 Section 8 of this Agreement by (ii) the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time; and (B) to FDC, the percentage obtained by subtracting the First USA percentage from 100%. The parties hereto agree to cause Merger Sub to cause all shares of the Company Common Stock owned by it to be voted in approval of the Merger.

                (b) Bank One, as lender under that certain Credit Agreement, dated February 18, 1999, between Bank One and the Company, hereby grants all consents required to be obtained by the Company pursuant to such Credit Agreement in connection with the transactions contemplated by this Agreement, the Merger Agreement and the Contribution Agreement.

           9.   Actions Taken After Consummation of the Merger.

                (a) Each of the parties hereto will take all steps reasonably necessary to cause the consummation of the transactions contemplated by the Contribution Agreement.

                (b) Each of the parties hereto agree to cause the Surviving Corporation to comply with the covenants set forth in Section 5.8 of the Merger Agreement.

                (c) FDC, Bank One and First USA shall take actions necessary to cause the Board of Directors of the Surviving Corporation, immediately after the Effective Time and until the closing of the transactions contemplated by the Contribution Agreement occurs, to consist of nine members, five of whom will be designated by Bank One and four of whom will be designated by FDC. After the Closing ( as defined in the Contribution Agreement) Bank One and First USA shall take actions necessary to cause the Board of Directors of the Surviving Corporation to consist of four members, two of whom will be designated by Bank One and two of whom will be designated by FDC.

                (d) Following any payment by the Surviving Corporation in respect of Dissenting Shares pursuant to Section 262 of the DGCL (excluding any Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under Section 262 of the DGCL), FDC shall pay to the Surviving Corporation, as a capital contribution (but without the issuance of any additional shares of capital stock), an amount, in respect of each such Dissenting Share, equal to the amount paid by the Surviving Corporation in respect of such Dissenting Share; provided, however, that at such time as the aggregate amount paid to the Surviving Corporation pursuant to this sentence is equal to the sum of (i) the product obtained by multiplying the number of Dissenting Shares in respect of which payment is made multiplied by the Merger Consideration and (ii) $2 million, then any payments thereafter made by FDC pursuant to this sentence shall be limited to an amount per Share equal to the Merger Consideration.
 Following any payment by the Surviving Corporation in respect of Dissenting Shares that are held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under Section 262 of the DGCL but as to which Shares a contribution of cash to Holdco by Parent was not made pursuant to Section
 1.1 of the Merger Agreement, FDC shall pay to the Surviving Corporation, as a capital contribution (but without the issuance of any additional shares of capital stock), an amount, in respect of each such Share, equal to the Merger Consideration.

                (e) The parties acknowledge and agree that the Surviving Corporation shall bear the financial responsibility for amounts required to be paid in respect of the Company Stock Options pursuant to Section 5.4 of the Merger Agreement.

           10. Termination. Except as otherwise provided herein, the covenants and agreements contained herein shall terminate and have no further force or effect upon the earliest of (i) the written consent of the parties hereto, (ii) termination of the Merger Agreement in accordance with its terms (including, without limitation, termination of the Merger Agreement by the Company pursuant to Section 7.1(e) of the Merger Agreement), (iii) failure to receive the opinion required under Section 8 hereof, (iv) the consummation of the transactions contemplated by the Contribution Agreement, and (v) the termination of the Contribution Agreement in accordance with its terms. No termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement.

           11.  Miscellaneous.

                (a) Certain Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Merger Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

                (i) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing, but excluding securities held in a fiduciary, custodial, collateral or similar capacity. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

                (ii) "Court Order" has the meaning assigned to it in the Contribution Agreement.

                (iii) "Excluded Assets" has the meaning assigned to it in the Contribution Agreement.

                (iv) "Person" means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

                (v) "Requirements of Law" has the meaning assigned to it in the Contribution Agreement.

                (vi) "Subsidiary" or "subsidiaries" of FDC, Holdco, Merger Sub, Bank One, First USA or any other Person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which FDC, Holdco, Merger Sub, Bank One, First USA or any such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                (b) Entire Agreement. This Agreement, the Contribution Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                (c) Certain Events. Bank One and First USA agree that this Agreement, the Contribution Agreement and the obligations hereunder shall attach to the First USA Shares and shall be binding upon any Person or entity to which legal or beneficial ownership of the First USA Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of the First USA Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

                (d) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, provided that FDC may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of FDC, but no such assignment shall relieve FDC of its obligations hereunder if such assignee does not perform such obligations.

                (e) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the relevant parties hereto.

                (f) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be addressed to the respective parties at the following addresses:

           If to Bank One or First USA:

                BANK ONE CORPORATION
                One First National Plaza
                Law Department
                Mail Suite 0287
                Chicago, Illinois 60670
                Attention: Daniel P. Cooney
                Facsimile No.: (312) 732-3596

           with a copy to:

                First USA Financial, Inc.
                3 Christiana Centre
                201 Walnut Street
                10th Floor
                Wilmington, Delaware 19801
                Attention:  Phillip L. Weaver
                Facsimile No.: (302) 985-8433

           If to FDC, Holdco or Merger Sub:

                First Data Corporation
                5660 New Northside Dr.
                Suite 1400
                Atlanta, GA 30328
                Attention: General Counsel
                Facsimile No.: (770) 857-0414

           with a copy to:

                Sidley & Austin
                One First National Plaza
                Chicago, IL 60603
                Attention:  Frederick C. Lowinger
                            Sherry S. Treston
                Facsimile No.: (312) 853-7036

 or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                (g) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                (h) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                (i) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                (j) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                (k) No Third Party Beneficiaries. This Agreement, except as expressly set forth in Section 3 with respect to the Company, is not intended to be for the benefit of, and shall not be enforceable by, any Person who is not a party hereto.

                (l) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts and laws thereof.

                (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                (o) Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be for the account of the party incurring such costs and expenses.




           IN WITNESS WHEREOF, FDC, Holdco, Merger Sub, Bank One and First USA have caused this Agreement to be duly executed as of the day and year first above written.

                               FIRST DATA CORPORATION


                               By /s/ David J. Treinen
                                  _____________________________________
                                  Name:  David J. Treinen
                                  Title: Senior Vice President


                               FDC OFFER CORPORATION


                               By /s/ David J. Treinen
                                  _____________________________________
                                  Name:  David J. Treinen
                                  Title: Senior Vice President


                               FB MERGING CORPORATION


                               By /s/ David J. Treinen
                                  _____________________________________
                                  Name:  David J. Treinen
                                  Title: Senior Vice President


                               BANK ONE CORPORATION


                               By /s/ Richard J. Lehmann
                                  _____________________________________
                                  Name:   Richard J. Lehmann
                                  Title:  President and Chief Operating
                                          Officer

                               FIRST USA FINANCIAL, INC.



                               By /s/ Phillip L. Weaver
                                  _____________________________________
                                  Name:  Phillip L. Weaver
                                  Title: Executive Vice President
                                         Strategic Planning